Exhibit 10.5

Execution copy

SUBORDINATION AGREEMENT

March 12, 2018

Ladies and Gentlemen:
The undersigned lender (“Creditor”) is a creditor of Sport Endurance, Inc. (“Company”), Yield Endurance, Inc. (“Yield”), a wholly-owned subsidiary of the Company together with any direct or indirect subsidiary of the Company hereafter formed or acquired (Yield and each future subsidiary, a “Borrower” and collectively referred to herein as “Borrowers”), wish to accommodate the extension of credit by ______________ (“Senior Lender”) to Yield pursuant to that certain Note Purchase Agreement, dated March 12, 2018 among the Company, Yield and Senior Lender (“Purchase Agreement”) and the Transaction Documents thereto.  Defined terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.
In order to induce Senior Lender to enter into the Transaction Documents and to extend credit thereunder and to grant such renewals or extensions of such credit as Senior Lender may deem advisable, Creditor is willing to subordinate, on the terms of this agreement (the “Agreement”): (i) all of the Company’s indebtedness and obligations to Creditor, whether presently existing or arising in the future (the “Subordinated Debt”), to all of Yield’s indebtedness and obligations to Senior Lender pursuant to the Senior Secured Demand Promissory Note (“Note”) and the Company’s Guaranty; and (ii) all of Creditor’s security interests in the Company’s property to all of Senior Lender’s security interests in  the  property of the Company and Yield in connection with the Transaction Documents.
NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. Any and all claims of Creditor against the Company or any Borrower, now or hereafter existing, are, and shall be at all times, subject and subordinate to any and all claims, now or hereafter existing which Senior Lender may have against the Company or any Borrower (including any claim by Senior Lender for interest accruing after any assignment for the benefit of Creditor by the Company or any Borrower or the institution by or against the Company or any Borrower of any proceedings under the Bankruptcy Code, or any claim by Senior Lender for any such interest which would have accrued in the absence of such assignment or the institution of such proceedings) arising under the Note and interest thereon.

2. Creditor agrees (i) not to commence or threaten to commence any action or proceeding, sue upon, or to collect, or to receive payment of the principal or interest of any claim or claims now or hereafter existing which such Creditor may hold against the Company or any Borrower, (ii) not to sell, assign, transfer, pledge, hypothecate, or encumber such claim or claims except subject expressly to this Agreement, and not to enforce or apply any security now or hereafter existing therefor, (iii) not to file or join in any petition to commence any proceeding under the Bankruptcy Code, and (iv) not to take any lien or security on any of any or the Company’s or Borrower’s property, real or personal (which shall not require the termination of a lien or security of Creditor that exists on the date hereof, provided that such lien or security is not amended following the date hereof), in each case, until 91 days following the date all claims of Senior Lender against the Company or any Borrower have been indefeasibly satisfied in full.

3. In case of any assignment for the benefit of Creditor by the Company or any Borrower or in case any proceedings under the Bankruptcy Code are instituted by or against the Company or any Borrower, or in case of the appointment of any receiver for the Company or any Borrower’s business or assets, or in case of any dissolution or winding up of the affairs of the Company or any Borrower: (a) Company and Borrower and any assignee, trustee in Bankruptcy, receiver, debtor in possession or other person or persons in charge are hereby directed to pay to Senior Lender the full amount of Senior Lender claims against the Company or any Borrower (including interest to the date of payment) before making any payment of principal or interest to Creditor, and insofar as may be necessary for that purpose,  Creditor hereby assigns and transfers to Senior Lender all security or the proceeds thereof, and all rights to any payments, dividends or other distributions, and (b) Creditor hereby irrevocably constitutes and appoints each Senior Lender its true and lawful attorney to act in its name and stead:  (i) to file the appropriate claim or claims on behalf of such Creditor if such Creditor does not do so prior to 30 days before the expiration of the time to file claims in such proceeding and if Senior Lender elects at its sole discretion to file such claim or claims and (ii) to accept or reject any plan of reorganization or arrangement on behalf of Creditor, and to otherwise vote Creditor’s claims in respect of any indebtedness now or hereafter owing from the Company or any Borrower to Creditor in any manner Senior Lender deems appropriate for its own benefit and protection.

4. Senior Lender is hereby authorized by Creditor to: (a) renew, compromise, extend, accelerate or otherwise change the time of payment, or any other terms, of the extension of credit pursuant to the Note, (b) increase or decrease the rate of interest payable thereon or any part thereof, (c) exchange, enforce, waive or release any security therefor, (d) apply such security and direct the order or manner of sale thereof in such manner as such Senior Lender may at its discretion determine, and (e) release the Company, any Borrower or any guarantor of any indebtedness of a Borrower from liability, all without notice to Creditor and without affecting the subordination provided by this Agreement.  Upon receiving the express written consent of the Creditor, Senior Lender shall be authorized to make optional future advances to any Borrower. Provided, however, no consent of the Creditor shall be required for the Senior Lender to make future advances to Yield.

5. Creditor hereby covenants to not sell, assign, transfer or hypothecate the Subordinated Debt or any portion thereof unless the party to which such sale, assignment, transfer or hypothecation is made shall execute and deliver this Agreement, mutatis mutandis, to  Senior Lender in advance as a condition precedent to such sale, assignment, transfer or hypothecation.  Any sale, assignment, transfer or hypothecation of Subordinated Debt by Creditor that is not in compliance with this provision shall be null and void, ab initio.

6. In the event that any payment or any cash or noncash distribution is made to Creditor in violation of the terms of this Agreement, such Creditor shall receive same in trust for the benefit of Senior Lender, and shall forthwith remit it to Senior Lender in the form in which it was received, together with such endorsements or documents as may be necessary to effectively negotiate or transfer same to the Senior Lender.

7. Until all such claims of Senior Lender against the Borrowers, now or hereafter existing, shall be paid in full, no gift or loan shall be made by the Company or any Borrower to any Creditor.

8. For violation of this Agreement, Creditor shall be liable for all loss and damage sustained by reason of such breach, and upon any such violation Senior Lender may, at its option, accelerate the maturity of any of its existing or future claims against the Guarantor or any Borrower.

9. This Agreement shall be binding upon the heirs, successors and assigns of Creditor, the Company, the Borrowers and the Senior Lender.  This Agreement and any existing or future claim of a Senior Lender against a Borrower may be assigned by such Senior Lender, in whole or in part, without notice to the Creditor, the Company or such Borrower.  In addition, the Company and Borrower shall cause any direct and indirect subsidiaries hereafter formed or acquired to acknowledge and agree to the terms hereof, and deliver written evidence to the Senior Lender with respect thereto contemporaneous with any such acquisition or formation.

10. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

11. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

12. This Agreement may be executed in counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.

13. The provisions of this Agreement are solely to define the relative rights of the Creditor on the one hand and Senior Lender on the other hand.  Nothing in this Agreement shall impair, as between the Company and the Creditor, the unconditional and absolute obligation of Company to punctually pay the principal, interest and any other amounts and obligations owing under the Subordinated Debt in accordance with the terms thereof, subject to the rights of Senior Lender under this Agreement.  This Agreement constitutes the entire agreement among the parties with respect to the matters covered hereby and thereby and supersede all previous written, oral or implied understandings among them with respect to such matters.

14. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof.  If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by law.

15. Each of the parties hereto acknowledges that this Agreement has been prepared jointly by the parties hereto, and shall not be strictly construed against either party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Subordination Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

By: __________________________
Name:
Title:

Acceptance of Subordination Agreement by Borrower

The undersigned being Borrowers and Company referred to in the foregoing Subordination Agreement, hereby accept and consent thereto and agrees to be bound by all the provisions thereof and to recognize all priorities and other rights granted thereby to Senior Lender, its respective successors and assigns, and to perform in accordance therewith.

Dated:  March ___, 2018

YIELD ENDURANCE, INC.

By: _____________________
Name: David Lelong
Title: President and CEO

SPORT ENDURANCE, INC.

By: _____________________
Name: David Lelong
Title: Chief Executive Officer